UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 1, 2004

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming (State or other jurisdiction of incorporation or organization)	1-7627 (Commission File Number)	74-1895085 (I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600
Houston, Texas 77024-3411
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

See “Item 2.03 - Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” for a description of (i) the Indenture, dated as of October 1, 2004 (the “Senior Notes Indenture”), among Frontier Oil Corporation (“Frontier”), as issuer, the guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, N.A., as trustee, governing the terms of Frontier’s 6-5/8% Senior Notes due October 1, 2011 (“Senior Notes”) and (ii) the Registration Rights Agreement, dated as of October 1, 2004 (the “Registration Rights Agreement”), among Frontier, the Guarantors and Bear, Stearns & Co. Inc., BNP Paribas Securities Corp. and TD Securities (USA) Inc.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 1, 2004, Frontier closed on the sale of $150.0 million aggregate principal amount of its Senior Notes in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended. A portion of the net proceeds from the sale of the Senior Notes will be used to finance Frontier’s ongoing tender offer and consent solicitation for its 11-3/4% Senior Notes due 2009 (“Existing Notes”). In addition to funding the purchase of the Existing Notes tendered pursuant to the tender offer and related premiums, fees and expenses, Frontier expects to use any remaining net proceeds from the sale of the Senior Notes for general corporate purposes, which may include the redemption of any untendered Existing Notes.

Under the Senior Notes Indenture, Frontier issued the Senior Notes, which bear interest at 6-5/8% per annum on the principal amount from October 1, 2004, payable semi-annually in arrears in cash on April 1 and October 1 of each year, beginning April 1, 2005. The Senior Notes will mature on October 1, 2011. The Senior Notes are senior unsecured obligations and rank, in right of payment, the same as all of Frontier’s existing and future unsecured senior indebtedness. Frontier’s obligations under the Senior Notes are guaranteed by Frontier’s domestic restricted subsidiaries. On or after October 1, 2007, Frontier may redeem any of the Senior Notes, in whole or in part, at an initial redemption price equal to 103.313% of the principal amount, plus accrued and unpaid interest and liquidated damages, if any. The redemption price will decline each year after 2007 and will be 100% of the principal amount, plus accrued and unpaid interest and liquidated damages, if any, beginning on October 1, 2010. In addition, before October 1, 2007, Frontier may redeem up to 35% of the aggregate principal amount of the Senior Notes with the proceeds of public offerings of certain of Frontier’s capital stock at 106.625% of their principal amount, plus accrued and unpaid interest and liquidated damages, if any. Upon a Change of Control (as defined in the Senior Notes Indenture), the holders of the Senior Notes will have the right to require Frontier to purchase the Senior Notes at a purchase price equal to 101% of the outstanding principal amount of the Senior Notes on the date of the purchase, plus accrued and unpaid interest and liquidated damages, if any. Upon receipt of excess proceeds equal to or exceeding $20.0 million from certain asset sales, Frontier will be required to make an offer to purchase all or a portion of the Senior Notes at a purchase price equal to 100% of the principal amount, plus accrued and unpaid interest and liquidated damages, if any.

The Senior Notes Indenture contains certain covenants that restrict Frontier’s ability and the ability of certain of Frontier’s subsidiaries to: (i) incur additional indebtedness; (ii) create liens; (iii) pay dividends or make distributions in respect of capital stock; (iv) purchase or redeem capital stock; (v) make investments or certain other restricted payments; (vi) sell assets; (vii) issue or sell stock of certain subsidiaries; (viii) enter into transactions with shareholders or affiliates; or (ix) effect a consolidation or merger. These limitations are subject to a number of important qualifications and exceptions. Certain of the covenants would cease to apply from and after the date that the Senior Notes are rated investment grade. Upon an Event of Default (as defined in the Senior Notes Indenture), the trustee or the holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding, may, and the trustee at the request of such holders is required to, declare the principal of and accrued interest on the Senior Notes to be due and payable immediately.

Under the Registration Rights Agreement, Frontier and the Guarantors agreed to file a registration statement to register notes similar to the Senior Notes with the Securities and Exchange Commission (the “SEC”) as part of an offer to exchange notes that generally are freely transferable for the Senior Notes. Frontier and the Guarantors agreed to use their respective commercially reasonable efforts to cause the (i) exchange offer registration statement to become effective on or prior to 210 days after October 1, 2004, and (ii) exchange offer to be consummated on or prior to 30 business days after the exchange offer registration statement has become effective, or longer, if required by the federal securities laws. In certain circumstances, Frontier and the Guarantors have agreed to use their respective commercially reasonable efforts to file a shelf registration statement with the SEC on or prior to 30 days after such filing obligation arises and to cause such shelf registration statement to be declared effective by the SEC on or prior to 90 days after such obligation arises.

The Senior Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Senior Notes.

The description of the provisions of the Senior Notes Indenture and the Registration Rights Agreement set forth above is qualified in its entirety by reference to the full and complete terms contained in the Senior Notes Indenture and the Registration Rights Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively.

Item 9.01.	Financial Statements and Exhibits

(c)  –  Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of October 1, 2004, among Frontier Oil Corporation, as issuer, the guarantors party thereto and Wells Fargo Bank, N.A., as trustee.
4.2	Registration Rights Agreement, dated as of October 1, 2004, among Frontier Oil Corporation, each of the guarantors party thereto and Bear, Stearns & Co. Inc., BNP Paribas Securities Corp. and TD Securities (USA) Inc.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION

By:	/s/ Julie H. Edwards —————————————————— Julie H. Edwards Executive Vice President - Finance and Administration, Chief Financial Officer

Date:  October 4, 2004